UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2009

AMERITRANS CAPITAL CORPORATION

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	333-63951	52-2102424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

747 Third Avenue, 4th Floor New York, New York 10017
(Address of Principal Executive Offices (Zip Code))

(212) 355-2449

 (Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 10, 2009, the stockholders of Ameritrans Capital Corporation (the “Company”) approved an Investment Advisory and Management Agreement (the “Advisory Agreement”) with Velocity Capital LLC (“Velocity”).  Stockholder approval of the Advisory Agreement was obtained  in accordance with the requirements of the Investment Company Act of 1940. Following such approval, the Advisory Agreement became effective on said date. The material terms of the Advisory Agreement, as well as descriptions of any material relationships with Velocity, are set forth in the Company’s Definitive Proxy Statement on Schedule 14A in respect of the stockholders’ meeting to approve the Advisory Agreement filed with the Securities and Exchange Commission on October 30, 2009 in the section entitled “PROPOSAL NO. 1”.

Item 3.02  Unregistered Sale of Equity Securities.

Pursuant to the terms of the Advisory Agreement, the Company has agreed to issue to Velocity on the effective date of the Advisory Agreement, warrants exercisable for a term of five years to purchase 100,000 shares of the Company’s Common Stock at  an exercise price equal to the market price for shares of the Company’s Common Stock on the NASDAQ Capital Market on the date of grant. The issuance of warrants will be exempt from registration under the Securites Act of 1933 (the “Securities “Act”) pursuant to Section 4(2) of the Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2009, the Company increased the size of the Company’s Board of Directors to ten members and elected Elliot Singer to serve as a new director to fill the vacancy created by the increase in Board members until the next annual meeting of stockholders.  The election of Mr. Singer has increased the number of independent directors to six members.  On the same date, Mr. Singer was also elected to serve as a member of the Board of Directors of Elk Associates Funding Corporation (“Elk”), a wholly-owned subsidiary of the Company, subject to approval by the Small Business Administration.

Mr. Singer will receive compensation as a director in accordance with the Company’s and Elk’s standard compensation policies for non-employee directors, which are described in Amendment No. 1 to the Company’s Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission on October 28, 2009, in the section entitled “EXECUTIVE COMPENSATION - Director Compensation”.

Also on December 4, 2009, Ellen Walker informed the Company’s Board of Directors that she will not seek reelection as a director upon expiration of her term at the next annual meeting of stockholders, currently contemplated to take place in January 2010. Accordingly, the Board intends to reconstitute the number of members of the Board to its prior size of nine following the next annual meeting of stockholders.  It is currently expected that Mr. Singer will be nominated to stand for election to continue serving as a director of the Company at the next annual meeting of stockholders.

Item 8.01.  Other Events.

On December 7, 2009, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

On December 10, 2009, the Company issued the press release attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 7, 2009.
99.2	Press Release, dated December 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

AMERITRANS CAPITAL CORPORATION

By:  /s/ Michael Feinsod

Name:  Michael Feinsod

Title: Chief Executive Officer and President

Dated: December 10, 2009

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated December 7, 2009.
99.2	Press Release, dated December 10, 2009